                                      P O W E R   O F   A T T O R N E Y

                                     KNOW ALL MEN BY THESE PRESENTS THAT
      I, Bryan J. Clayton, have made, constituted and appointed, and by these presents do make, constitute and appoint Christopher K. Hulburt as my true and lawful attorney for me and in my name, place and stead, to prepare, execute and file with the Securities and Exchange Commission, National Association of
Securities Dealers, or any other appropriate regulatory or administrative agencies any and all forms, statements or reports which may be required with respect to reporting my beneficial ownership of securities of Rex Energy Corporation, including, without limitation, the statements entitled Initial
Statement of Beneficial Ownership of Securities on Form 3, Statement of Change in Beneficial Ownership of
Securities on Form 4, and Annual Statement of Beneficial Ownership of Securities on Form 5 required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, giving and granting unto said attorney full power and authority to do and perform all and every act or thing whatsoever requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that the said attorney, or his substitute(s) shall lawfully do or cause to be done by virtue thereof.
IN WITNESS WHEREOF, I have hereunto set my hand and seal the 22nd day of May, 2008.
                                                       /s/   Bryan J. Clayton
                                                       Name:  Bryan J. Clayton

STATE OF ILLINOIS                        )
                                        )  SS.:
COUNTY OF LAWRENCE               )

      On this 22nd day of May, 2008, before me, the subscriber, personally appeared Bryan J. Clayton, to me personally known to be the same person described in and who executed the foregoing instrument, and he acknowledged to me that he executed the same.
                                                      /s/   Stephanie A. Perrott
                                                      Notary Public

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